Exhibit 99.25.1

==============================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549


                                   FORM T-1



                  STATEMENT OF ELIGIBILITY AND QUALIFICATION
              UNDER THE TRUST INDENTURE ACT OF 1939, AS AMENDED,
                 OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE
            Check if an application to determine eligibility of a
                 trustee pursuant to Section 305(b) (2) _____


                           FIRST UNION NATIONAL BANK

              (Exact name of Trustee as specified in its charter)


230 SOUTH TRYON STREET, 9TH FL.                                22-1147033
CHARLOTTE, NC                             28288-1179       (I.R.S. Employer
(Address of principal executive office)   (Zip Code)      Identification No.)

                      Patricia A. Welling (804) 343-6067
                800 East Main Street, Richmond, Virginia 23219


                                Teligent, Inc.
              (Exact name of obligor as specified in its charter)


Delaware                                             54-18665620
(State or other jurisdiction of           (I.R.S. Employer Identification No.)
incorporation or organization)


8065 Leesburg Pike
Suite 400
Vienna, VA                                             22182
(Address of principal executive offices)             (Zip Code)


                          Senior Debt Securities due
                      (Title of the indenture securities)

                          -------------------------


==============================================================================

1.   General information.

     (a) The following are the names and addresses of each examining or supervising authority to which the Trustee is subject:

          The Comptroller of the Currency, Washington, D.C.
          Federal Reserve Bank of Richmond, Richmond, Virginia.
          Federal Deposit Insurance Corporation, Washington, D.C.
          Securities and Exchange Commission, Division of Market Regulation, Washington, D.C.

     (b)  The Trustee is authorized to exercise corporate trust powers.


2.   Affiliations with obligor.

     The obligor is not an affiliate of the Trustee.


3.   Voting Securities of the Trustee.

              Response not required.
              (See answer to Item 13)


4.   Trusteeships under other indentures.

     o    Teligent, Inc. 11 1/2% Senior Notes dated 11/26/1997 due 12/1/2007
     o    Telegent, Inc. 11 1/2% Senior Discount Notes dated 2/20/98 due
          3/1/2008


5. Interlocking directorates and similar relationships with the obligor or underwriters.

              Response not required.
              (See answer to Item 13)


6.   Voting securities of the Trustee owned by the obligor or its officials.

              Response not required.
              (See answer to Item 13)


7. Voting securities of the Trustee owned by underwriters or their officials.

              Response not required.
              (See answer to Item 13)


8. Securities of the obligor owned or held by the Trustee.

              Response not required.
              (See answer to Item 13)

9. Securities of underwriters owned or held by the Trustee.

              Response not required.
              (See answer to Item 13)


10. Ownership or holdings by the Trustee of voting securities of certain affiliates or security holders of the obligor.

              Response not required.
              (See answer to Item 13)


11. Ownership or holdings by the Trustee of any securities of a person owning 50 percent or more of the voting securities of the obligor.

              Response not required.
              (See answer to Item 13)


12.  Indebtedness of the obligor to the Trustee.

              Response not required.
              (See answer to Item 13)


13.  Defaults by the obligor.

              A. None
              B. None


14.  Affiliations with the underwriters.

              Response not required.
              (See answer to Item 13)


15.  Foreign trustee.

              Trustee is a national banking association organized under the laws of the United States.


16.  List of Exhibits.

     (1)  *Articles of Incorporation.

     (2) Certificate of Authority of the Trustee to conduct business. No Certificate of Authority of the Trustee to commence business is furnished since this authority is continued in the Articles of Association of the Trustee.

     (3) *Certificate of Authority of the Trustee to exercise corporate trust powers.

     (4)  *By-Laws.

     (5)  Inapplicable.

     (6) Consent by the Trustee required by Section 321(b) of the Trust Indenture Act of 1939 as amended. Included at Page 5 of this Form T-1 Statement.

     (7)  Report of condition of Trustee

     (8)  Inapplicable.

     (9)  Inapplicable.


     * Exhibits thus designated have heretofore been filed with the Securities and Exchange Commission, have not been amended since filing are incorporated herein by reference (See Exhibit T-1 Registration Number 333- 76965).

                                   SIGNATURE

          Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the Trustee, FIRST UNION NATIONAL BANK, a national banking association organized and existing under the laws of the United States of America, has duly caused this Statement of Eligibility and Qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Richmond, and in the Commonwealth of Virginia on the 19th day of July, 1999.


                                     FIRST UNION NATIONAL BANK
                                     (Trustee)



                                     BY: /s/ Patricia A. Welling
                                        -----------------------------------
                                        Patricia A. Welling, Vice President



                                                               EXHIBIT T-1 (6)

                              CONSENT OF TRUSTEE

          Under Section 321(b) of the Trust Indenture Act of 1939 and in connection with the issuance by Teligent, Inc. Senior Debt Securities due ____, First Union National Bank, as the Trustee herein named, hereby consents that reports of examinations of said Trustee by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon requests therefor.


                                     FIRST UNION NATIONAL BANK



                                     BY: /s/ John M. Turner
                                        -----------------------------------
                                        John M. Turner, Vice President

Dated: July 19, 1999

R E P O R T  OF  C O N D I T I O N


    Consolidating domestic subsidiaries of the

    First Union National Bank                 Charlotte
         Name of Bank                                City

in the state of North Carolina, at the close of business on March 31, 1999, published in response to call made by Comptroller of the Currency, under title 12, United States Code, Section 161. Charter Number 02737 Comptroller of the Currency Southeastern District



Statement of Resources and Liabilities


ASSETS
                                                           Thousands of dollars
1 Cash and balances due from depository institutions:
  a.  Noninterest-bearing balances and currency and
        coin.................................................        11,400,000
  b.  Interest-bearing balances..............................           454,000
2 Securities:
  a.  Held-to-maturity securities............................         1,873,000
  b.  Available-for-sale securities..........................        38,611,000
3 Federal funds sold and securities purchased under agmts to resell: 3,359,000 4 Loans and lease financing receivables:
  a.  Loans and leases, net of unearned
        income.................................   131,165,000
  b.  LESS: Allowance for loan and lease
        losses.................................     1,812,000
  c.  LESS: Allocated transfer risk
        reserve................................             0
  d.  Loans and leases, net of unearned income,
      allowance, and reserve.................................       129,353,000
5 Assets held in trading accounts............................         4,725,000
6 Premises and fixed assets (including capitalized
        leases)..............................................         3,218,000
7 Other real estate owned....................................           126,000
8 Investments in unconsolidated subsidiaries and associated
        companies............................................           321,000
9 Customers' liability to this bank on acceptances
        outstanding..........................................           769,000
10 Intangible assets.........................................         5,285,000
11 Other assets..............................................         9,176,000
12 Total assets..............................................       208,670,000

LIABILITIES

13 Deposits:
   a.  In domestic offices...................................       128,512,000
       (1) Noninterest-bearing.................    21,581,000
       (2) Interest-bearing....................   106,931,000
   b.  In foreign offices, Edge and Agmt subsidiaries,
          and IBFs...........................................         9,452,000
       (1) Noninterest-bearing...............................           553,000
       (2) Interest-bearing..................................         8,899,000
14 Federal funds purchased and securities sold under agmts
        to repurchase:                                               19,561,000
15 a. Demand notes issued to the U.S Treasury................           500,000
   b. Trading liabilities....................................         3,585,000
16 Other borrowed money:
   a.  With a remaining maturity of one year or less.........        12,891,000
   b.  With a remaining maturity of more than one year
          through three years................................         3,583,000
   c.  With a remaining maturity of more than three years....           774,000
17 Not applicable
18 Bank's liability on acceptances executed and
        outstanding..........................................           769,000
19 Subordinated notes and debentures.........................         4,045,000
20 Other liabilities.........................................         7,306,000
21 Total liabilities.........................................       190,978,000
22 Not applicable

EQUITY CAPITAL

23 Perpetual preferred stock and related surplus.............           161,000
24 Common stock..............................................           455,000
25 Surplus...................................................        13,291,000
26 a.  Undivided profits and capital reserves................         3,768,000
   b.  Net unrealized holding gains (losses) on available-               22,000
         for-sale securities.................................
27 Cumulative foreign currency translation
        adjustments..........................................            (5,000)
28 Total equity capital......................................        17,692,000
29 Total liabilities, limited-life preferred stock, and
          equity capital (sum of items 21 and 28)............       208,670,000

We, the undersigned directors, attest to the correctness of this statement of resources and liabilities. We declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformancewith the instructions and is true and correct.

Directors                                         I, Gary R. Sessions
                                                  -------------------
John R. Georgious                                      Name
Marion A. Cowell, Jr                              Vice President
Edward E. Crutchfield                             --------------
                                                       Title
                                                  of the above-named bank do
                                                  hereby declare that this
                                                  Report of Condition is true
                                                  and correct to the best of
                                                  my knowledge and belief.